UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

HARLAND CLARKE HOLDINGS CORP.
(Exact Name of Company as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-133253 (Commission File Number)	84-1696500 (IRS Employer Identification No.)

10931 Laureate Drive, San Antonio, Texas 78249 (address of principal executive offices) (Zip Code)
(210) 697-8888
(Company’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2013, in connection with the offering of $50.0 million aggregate principal amount of 9.750% Senior Secured Notes due 2018 (the “Additional Notes”) by Harland Clarke Holdings Corp. (the “Issuer”) and Harland Clarke Corp., Harland Financial Solutions, Inc., Scantron Corporation and Checks in the Mail, Inc. (together, the “Co-Issuers”) pursuant to an indenture dated as of July 24, 2012 and supplemented on February 20, 2013 (as so supplemented, the “Indenture”) under which the Issuer and the Co-Issuers previously issued $235.0 million aggregate principal amount of 9.750% Senior Secured Notes due 2018 (the “Original Notes”, and together with the Additional Notes, the “Notes”), the Issuer, the Co-Issuers and certain of the Issuer’s domestic subsidiaries that guarantee the Notes (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”), among the Issuers, the Co-Issuers, the Guarantors and the initial purchaser named therein (the “Initial Purchaser”).  The Additional Notes will trade as a single series with the Original Notes and will be treated substantially the same as the Original Notes under the Indenture.  The Additional Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, and to persons outside of the United States in compliance with Regulation S under the Securities Act.

The Purchase Agreement contains representations and warranties, covenants and conditions precedent that are customary for transactions of this type. In the Purchase Agreement, the Issuer, the Co-Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against liabilities arising from the transactions under such Purchase Agreement, including liabilities arising under the federal securities laws.

On May 20, 2013, the Issuer and Co-Issuers successfully completed their offering of $50.0 million aggregate principal amount of Additional Notes at an offering price of 109.00% plus accrued and unpaid interest from February 1, 2013.

Issuance of 9.750% Senior Secured Notes due 2018

General

The Notes were issued pursuant to the Indenture and the Guarantors have guaranteed (the “Guarantees”) the Issuer’s and Co-Issuers’ obligations under the Notes and the Indenture on a senior secured basis. The Notes and the Guarantees are secured by security interests in substantially all of the assets of the Issuer and Guarantors that rank equally with the security interests securing the Issuer’s senior secured credit facilities, subject to certain exceptions and permitted liens, including liens (which rank higher in priority than those securing the Notes, the guarantees and the senior secured credit facilities) on the current asset collateral of the Issuer and Guarantors which secure the ABL Facility (as defined in the Indenture).

The Notes are not subject to registration rights, and the Indenture will not be qualified under the Trust Indenture Act of 1939 (the “TIA”).  Therefore, the provisions of the TIA will not be incorporated into the Indenture.

Maturity Date and Interest Rate

The Notes will mature on August 1, 2018. The Issuer will pay interest on the Notes at 9.750% per annum, semiannually to holders of record at the close of business on February 1 or August 1 immediately preceding the interest payment date on January 15 and July 15 of each year.  Payment on the Additional Notes will commence on August 1, 2013.

Ranking and Collateral

The Notes and the Guarantees are secured on a first-priority basis, subject to certain exceptions and permitted liens. The Indenture and related documents provide that the Issuer, the Co-Issuers and the Guarantors may incur additional indebtedness which may share in the collateral on a senior, junior or pari passu basis with the Notes and the Guarantees, subject to certain limitations.

The Notes and the Guarantees rank as follows: (i) effectively junior to all of the Issuer’s and the Guarantors’ obligations under the ABL Facility to the extent of the value of the current asset collateral securing the

ABL Facility; (ii) pari passu both effectively and in right of payment with all of the Issuer’s and the Guarantors’ obligations under the Issuer’s senior secured credit facilities, which are secured equally and ratably by the collateral with the Issuer’s and the Guarantors’ obligations under the Notes; (iii) effectively senior to all of the Issuer’s and the Guarantors’ future debt that is secured by junior liens, to the extent of the value of the collateral securing the Notes and the guarantees; (iv) pari passu in right of payment with all of the Issuer’s existing and future senior indebtedness and the Guarantors’ existing and future unsecured senior indebtedness and effectively senior to any of the Issuer’s and the Guarantors’ future unsecured indebtedness to the extent of the value of the collateral securing the Notes and the guarantees; (v) senior in right of payment to any of the Issuer’s existing and future subordinated indebtedness and any of the Guarantors’ future subordinated indebtedness; and (vi) structurally subordinated to any existing and future indebtedness and other liabilities of any of the Issuer’s existing and future non-guarantor subsidiaries.

Optional Redemption

The Issuer may redeem some or all of the Notes before August 1, 2015 at a redemption price of 100% of the principal amount plus accrued and unpaid interest and additional interest, if any, to the redemption date, plus a make-whole premium.

On or after August 1, 2015, the Issuer may, in one or more instances, redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2015	104.875%
2016	102.438%
2017 and thereafter	100.000%

On or prior to August 1, 2015 the Issuer may redeem up to 35% of the aggregate principal amount of Notes with the net cash proceeds of one or more equity offerings at certain specified redemption prices at a certain equity clawback premium.

Redemption at the Option of the Holders

Beginning with the fiscal year of the Issuer ending December 31, 2013, if the Issuer’s secured leverage ratio exceeds certain levels, the Issuer will be required to offer to purchase an amount of the Notes equal to the greater of (1) $15.0 million and (2) 50% of its excess cash flow for the applicable period, less any voluntary prepayments of Notes or credit facility indebtedness and certain mandatory prepayments made during the applicable period and subject to certain other exceptions, at a purchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest and additional interest. Upon the occurrence of a change of control or if the Issuer sells certain assets, the Issuer may be required to make an offer to purchase the notes at certain specified prices.

Certain Covenants

The Indenture contains various customary covenants that, among other things, limit the Issuer’s, the Co-Issuers’ and the Guarantors’ ability to (i) incur or guarantee additional indebtedness or issue preferred stock; (ii) grant liens on assets; (iii) pay dividends or make distributions to stockholders; (iv) repurchase or redeem capital stock or subordinated indebtedness; (v) make investments or acquisitions; (vi) enter into sale/leaseback transactions; (vii) incur restrictions on the ability of the Issuer’s subsidiaries to pay dividends or to make other payments to the Issuer; (viii) enter into transactions with the Issuer’s affiliates; (ix) merge or consolidate with other companies or transfer all or substantially all assets; and (x) transfer or sell assets. These covenants are subject to important exceptions and qualifications. The Indenture also contains affirmative covenants and events of default that are customary for indentures governing high-yield debt securities.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On May 20, 2013, the Issuer issued a notice of redemption that it intends to redeem $50.0 million aggregate principal amount of its 9.50% Senior Fixed Rate Notes due 2015 (the “Redemption Notes”) on June 19, 2013 (the “Redemption Date”) at a redemption price equal to 100.00% of the principal amount of the Redemption Notes, plus accrued and unpaid interest thereon up to, but not including, the Redemption Date.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1                         Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLAND CLARKE HOLDINGS CORP.

Date: May 20, 2013	By:	/s/ Martin Wexler
Martin Wexler
Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release.